EXHIBIT 8.2

Linklaters LLP
One Silk Street
London EC2Y 8HQ
Telephone (+44) 20 7456 2000
Facsimile (+44) 20 7456 2222

Abengoa Yield plc

Great West House, GW1, 17th floor

Great West Road

Brentford, United Kingdom

TW8 9DF

June 10, 2014

Re: Registration Statement on Form F-1

Ladies & Gentlemen:

We have acted as United Kingdom tax counsel to Abengoa Yield plc, a public limited liability company incorporated in England (the “Issuer”), in respect of the information contained under the heading “Taxation—Material U.K. Tax Considerations” that has been included in the filing by the Issuer with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form F-1 (Registration No. 333-194970), and all amendments thereto (the “Registration Statement”), pursuant to which the Issuer is offering ordinary shares with $0.10 nominal value (the “Offering”).

We hereby confirm that the information contained in the Registration Statement under the heading “Taxation—Material U.K. Tax Considerations”, insofar as such information summarizes the provisions of the tax laws of the United Kingdom and subject to any assumptions or qualifications contained therein constitutes a fair and accurate summary in all material respects and it represents our opinion.

We express our opinion herein only as to those matters specifically set forth above, and we do not express any opinion herein concerning any law other than the tax laws of the United Kingdom. This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Yours very truly,

/s/ Linklaters LLP

Linklaters LLP